Exhibit 99.1

Bioventus Reports Third Quarter Financial Results
•Q3 reported revenue of $138.7 million was comparable to last year and organic* revenue advanced 8%
•Third quarter GAAP earnings of $0.05 per diluted share increased compared to the prior-year period loss of $0.08 per diluted share
•Non-GAAP earnings* of $0.15 per diluted share increased 200%
•Cash from operations of $30.1 million increased 192%
•Company reaffirms revenue, Adjusted EBITDA* and Non-GAAP EPS* guidance for full year 2025

DURHAM, NC – November 4, 2025 – Bioventus Inc. (Nasdaq: BVS) ("Bioventus" or the "Company"), a global leader in innovations for active healing, today reported financial results for the three and nine months ended September 27, 2025.

"Momentum continued to build across our portfolio as our team delivered an exceptional quarter reflecting above-market organic* revenue growth, increased profitability, and significant cash flow acceleration,” said Rob Claypoole, Bioventus President and Chief Executive Officer. “Looking ahead, we remain committed to delivering on our 2025 objectives, investing in our strategic growth initiatives, and enhancing value for our customers, patients and shareholders."

Third Quarter 2025 Financial Results
For the third quarter, worldwide revenue of $138.7 million advanced 8.2% on an organic basis as a result of above-market growth across all three areas of the Company's broad portfolio. Reported revenue declined 0.2% from $139.0 million in the prior-year period due to the impact of the prior-year divestiture of the Advanced Rehabilitation Business.
Net income attributable to Bioventus Inc. of $3.2 million compared to a net loss attributable to Bioventus Inc. of $5.2 million in the prior-year period.
Adjusted EBITDA* of $26.6 million increased 12.9% from $23.6 million in the prior-year period, while Adjusted EBITDA* margin of 19.2% expanded 220 basis points from 17.0% last year. Higher organic* revenue growth and gross margin, as well as disciplined spending more than offset the impact of the divestiture of the Advanced Rehabilitation Business and the impact of foreign currency and tariffs.
GAAP earnings of $0.05 per diluted share of Class A common stock improved from the diluted loss of $0.08 per share in the prior-year period. Non-GAAP earnings of Class A common stock* of $0.15 per diluted share, reflect an increase of 200% from $0.05 per diluted share in the prior-year period driven by improved operating profitability and lower interest expense.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Revenue By Business
The following tables represent net sales by business and geographic region for the three months ended September 27, 2025 and September 28, 2024:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	September 27, 2025	September 28, 2024	$	%	%
Pain treatments	$67,176	$63,127	$4,049	6.4%	6.1%
Surgical solutions	50,169	45,900	4,269	9.3%	9.1%
Restorative therapies(a)	21,306	29,937	(8,631)	(28.8)%	(29.3)%
Total net sales	$138,651	$138,964	$(313)	(0.2)%	(0.6)%
(a)Global revenue from the Advanced Rehabilitation Business totaled $215 and $11,021 for the three months ended September 27, 2025 and September 28, 2024, respectively.
Pain Treatments: Global revenue of $67.2 million accelerated 6.4% primarily due to strong growth in U.S. demand for Durolane, a differentiated, single-injection hyaluronic acid therapy for knee osteoarthritis.
Surgical Solutions: Global revenue of $50.2 million advanced 9.3%. This performance was driven by higher U.S. demand for both Bone Graft Substitutes and Ultrasonics, due to their strong clinical and health economic value propositions.
Restorative Therapies: Global revenue of $21.3 million reflects the divestiture of the Advanced Rehabilitation Business at the end of 2024. On an organic* basis, revenue grew 11.5% driven by improvement in commercial effectiveness and sales force execution with the EXOGEN Bone Stimulation System.

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	September 27, 2025	September 28, 2024	$	%	%
U.S.
Pain Treatments	$59,978	$56,306	$3,672	6.5%	6.5%
Surgical Solutions	44,981	41,155	3,826	9.3%	9.3%
Restorative Therapies(b)	18,355	25,448	(7,093)	(27.9%)	(27.9%)
Total U.S. net sales	123,314	122,909	405	0.3%	0.3%
International
Pain Treatments	7,198	6,821	377	5.5%	3.1%
Surgical Solutions	5,188	4,745	443	9.3%	7.0%
Restorative Therapies(b)	2,951	4,489	(1,538)	(34.3%)	(37.1%)
Total International net sales	15,337	16,055	(718)	(4.5%)	(7.2%)
Total net sales	$138,651	$138,964	$(313)	(0.2%)	(0.6%)
(b)U.S. revenue from the Advanced Rehabilitation Business totaled $215 and $8,877 for the three months ended September 27, 2025 and September 28, 2024, respectively. International revenue from the Advanced Rehabilitation Business totaled $2,144 for the three months ended September 28, 2024.
U.S.: Revenue of $123.3 million increased 0.3% and advanced 8.0% on an organic* basis driven by strong demand for Durolane, Surgical Solution products and the EXOGEN Bone Stimulation System.
International: Revenue of $15.3 million decreased 4.5%, but increased 10.3% on an organic* basis as a result of high single-digit organic* growth in Restorative Therapies and Surgical Solutions.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including the following:
•Launching the XCELL PRP System in the Orthopedic and Sports Medicine specialties across the U.S. market. The XCELL PRP System is designed to deliver customization, precision and efficiency with high platelet count in a single 10-minute process, allowing providers to select between leukocyte-rich and leukocyte-poor options with flexible dosing to meet individual patient and procedural needs.
•Initiating a limited launch of StimTrial and TalisMann for patients who suffer from debilitating chronic pain that limits their life or work activities on a daily basis. This differentiated therapy uses PNS products to deliver electrical pulses to specific peripheral nerves to provide non-opioid relief from chronic pain.
•Entering into a new Credit Agreement on July 31, 2025 for a $300 million term loan and $100 million revolving credit facility, which provides over $2 million of annual interest expense savings, increased liquidity and debt maturity extension to July 2030.
2025 Financial Guidance
Bioventus is reaffirming its 2025 Financial Guidance provided on March 11, 2025. For the twelve months ending December 31, 2025, the Company continues to expect:
•Net sales of $560 million to $570 million. This reflects organic* growth of approximately 6.1% to 8.0% when including the impact of the Company's divestiture of its Advanced Rehabilitation Business, which generated revenue of $45.4 million in 2024.
•Adjusted EBITDA* of $112 million to $116 million, reflecting 100 basis points in Adjusted EBITDA Margin* growth compared to the 2024 Adjusted EBITDA Margin* of 19.0% when using the low end of the 2025 revenue and Adjusted EBITDA* guidance. The guidance assumes the Company will continue to successfully offset the combined $5 million related to foreign exchange expense, which occurred throughout the first nine months of the year, and the full year expected impact of current tariffs. The guidance does not assume additional impact from U.S. dollar fluctuation in the last quarter of the year.
•Non-GAAP EPS* of $0.64 to $0.68, reflecting an increase of 30.6% to 38.8%.
The Company does not provide U.S. GAAP financial measures, other than net sales, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Surgical Solutions and Restorative Therapies. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and Twitter. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.
Third Quarter 2025 Earnings Conference Call
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on November 4, 2025. Those who would like to participate in the conference call may dial 1-833-636-0497 (domestic or international) and refer to the Bioventus Inc. Conference Call.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until November 3, 2026.

*See below under “Use of Non-GAAP Financial Measures” for more details.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; our business strategy, including, without limitation, the impact of the divestiture of our Advanced Rehabilitation Business and impact of our credit facility on our financial condition and operations; our domestic and international operations and expected financial performance and condition; the effect of regulatory approvals; our ability to commercialize our products and timeframe; sales trends; estimated market opportunities, position and growth; and impacts of legislative and regulatory reform. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: the risks related to unexpected increases in the volume of rebate claims; the risks related to tariffs and unexpected changes in tariffs, trade barriers and regulatory requirements, export licensing requirements or other restrictive actions by the United States or retaliatory tariffs and other actions taken by foreign governments; the risk that we might not realize some or all of the benefits expected to result from the divestiture of our Advanced Rehabilitation Business or credit facility; the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; we may be unable to successfully commercialize newly developed or acquired products or therapies within expected timeframes; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; if we fail to properly manage growth or scale our business processes, systems, or data management, our business could suffer; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel necessary to execute our strategic plans; demand for our products may decrease as a result of healthcare cost-containment and drug pricing initiatives by the federal government, which could negatively impact the commercial success of affected products; we may face issues with respect to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; we might not meet certain of our debt covenants under our 2025 Credit Agreement and might be required to repay our indebtedness on an accelerated basis; there are restrictions on operations and other costs associated with our indebtedness; we might require additional capital to fund our current financial obligations and support business growth; failure to establish and maintain effective financial controls could adversely affect our business and stock price; we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation, in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our EXOGEN system, by the FDA could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of EXOGEN; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid (“HA”) viscosupplements, or future products we may seek to commercialize; pricing and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to our disclosure of information, cyberattacks, or other incidents, or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; unstable political or economic conditions, including due to government shutdowns; legislative or regulatory reforms; our business might experience adverse impacts due to public health outbreaks; risks related to intellectual property matters; the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; and other the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of September 27, 2025 and December 31, 2024
(Amounts in thousands, except share amounts) (unaudited)

	September 27, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$42,164	$41,582
Accounts receivable, net	130,404	127,393
Inventory	96,273	92,475
Prepaid and other current assets	12,060	14,160
Total current assets	280,901	275,610
Property and equipment, net	22,983	27,012
Goodwill	7,462	7,462
Intangible assets, net	377,398	404,729
Operating lease assets	5,830	6,506
Deferred tax assets	4,745	4,745
Investment and other assets	2,274	1,892
Total assets	$701,593	$727,956
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,649	$23,690
Accrued liabilities	119,446	135,879
Current portion of long-term debt	11,250	27,339
Current portion of contingent consideration	—	19,573
Other current liabilities	4,407	3,917
Total current liabilities	161,752	210,398
Long-term debt, less current portion	311,334	308,288
Deferred income taxes liabilities	786	564
Other long-term liabilities	20,466	23,102
Total liabilities	494,338	542,352
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of September 27, 2025 and December 31, 2024, 66,973,692 and 65,758,341 shares issued and outstanding as of September 27, 2025 and December 31, 2024, respectively	67	66
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of September 27, 2025 and December 31, 2024	16	16
Additional paid-in capital	517,534	508,092
Accumulated deficit	(349,684)	(357,661)
Accumulated other comprehensive loss	(1,837)	(2,573)
Total stockholders’ equity attributable to Bioventus Inc.	166,096	147,940
Noncontrolling interest	41,159	37,664
Total stockholders’ equity	207,255	185,604
Total liabilities and stockholders’ equity	$701,593	$727,956

BIOVENTUS INC.
Consolidated statements of operations and comprehensive income (loss)
(Amounts in thousands, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales	$138,651	$138,964	$410,187	$419,638
Cost of sales (including depreciation and amortization of $9,995, $10,206, $30,863 and $31,252, respectively)	44,422	45,413	130,812	134,068
Gross profit	94,229	93,551	279,375	285,570
Selling, general and administrative expense	78,657	81,482	231,269	256,925
Research and development expense	2,923	3,843	9,106	10,680
Change in fair value of contingent consideration	—	483	—	1,078
Depreciation and amortization	1,398	2,065	4,430	5,884
Impairment of assets	—	2,031	—	33,901
(Gain) loss on disposals	(1)	—	81	—
Operating income (loss)	11,252	3,647	34,489	(22,898)
Interest expense, net	6,177	9,532	21,180	29,795
Loss on extinguishment	326	—	326	—
Other expense (income), net	79	(626)	1,417	(404)
Other expense	6,582	8,906	22,923	29,391
Income (loss) before income taxes	4,670	(5,259)	11,566	(52,289)
Income tax expense (benefit), net	664	589	1,610	(5,843)
Net income (loss)	4,006	(5,848)	9,956	(46,446)
(Income) loss attributable to noncontrolling interest	(851)	683	(1,979)	10,709
Net income (loss) attributable to Bioventus Inc.	$3,155	$(5,165)	$7,977	$(35,737)

Income (loss) per share of Class A common stock:
Basic	$0.05	$(0.08)	$0.12	$(0.56)
Diluted	$0.05	$(0.08)	$0.12	$(0.56)

Weighted-average shares of Class A common stock outstanding:
Basic	66,924,682	65,258,427	66,483,147	64,234,922
Diluted	68,837,797	65,258,427	68,792,127	64,234,922

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Operating activities:
Net income (loss)	$4,006	$(5,848)	$9,956	$(46,446)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	11,403	12,275	35,317	37,150
Equity-based compensation	3,176	2,491	9,233	11,258
Change in fair value of contingent consideration	—	483	—	1,078
Impairment of assets	—	2,031	—	33,901
Loss on extinguishment	326	—	326	—
Deferred income taxes	135	(511)	222	(8,609)
Unrealized loss (gain) on foreign currency fluctuations	32	(669)	(333)	(133)
(Gain) loss on disposals	(1)	—	81	—
Other, net	344	522	1,950	946
Changes in working capital	10,677	(458)	(20,047)	(9,672)
Net cash from operating activities	30,098	10,316	36,705	19,473
Investing activities:
Settlement from the sale of a business	—	—	(686)	—
Purchase of property and equipment	(473)	(64)	(1,982)	(432)
Investments and acquisition of distribution rights	—	—	—	(709)
Net cash from investing activities	(473)	(64)	(2,668)	(1,141)
Financing activities:
Proceeds from issuance of Class A common stock	96	553	1,563	1,339
Tax withholdings on equity-based compensation	(9)	—	(9)	—
Payment of contingent consideration	—	—	(19,771)	—
Borrowing on revolver	30,000	—	45,000	—
Payment on revolver	(10,000)	—	(20,000)	—
Proceeds from the issuance of long-term debt, net of discount	31,907	—	31,907	—
Payments on the extinguishment of long-term debt	(65,765)	—	(65,765)	—
Debt refinancing costs	(697)	—	(697)	(1,180)
Scheduled payments on long-term debt	(5,302)	—	(5,302)	(11,320)
Other, net	(207)	(191)	(619)	(564)
Net cash from financing activities	(19,977)	362	(33,693)	(11,725)
Effect of exchange rate changes on cash	(394)	466	238	(497)
Net change in cash and cash equivalents	9,254	11,080	582	6,110
Cash and cash equivalents at the beginning of the period	32,910	31,994	41,582	36,964
Cash and cash equivalents at the end of the period	$42,164	$43,074	$42,164	$43,074

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior year. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A Common Stock
We present Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Earnings per share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net income (loss) before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, equity-based compensation expense, debt refinancing, loss on extinguishment of debt and other items. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of net sales. See the table below for a reconciliation of net loss to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and divestiture related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, debt refinancing and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
*See “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring and succession charges, debt refinancing and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, restructuring and succession charges, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, debt refinancing, loss on extinguishment of debt, other items and the tax effect of adjusting items. See the table below for a reconciliation of Net loss to Non-GAAP Net Income.
We define Non-GAAP Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring and succession charges, impairment of assets, debt refinancing, loss on extinguishment of debt, other items and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison of sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast
The Company identified an immaterial error in its equity-based compensation expense, which impacted annual and interim financial statements for the fiscal year 2024. Financial information relating to 2024 has been revised to correct this immaterial error. Refer to Note 1. Organization in the Company's Form 10-Q for the period ended September 27, 2025, filed on November 4, 2025, for further details regarding the immaterial error in equity-based compensation.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
*See “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
($, thousands)	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024	December 31, 2024
Net income (loss)	$4,006	$(5,848)	$9,956	$(46,446)	$(47,049)
Interest expense, net	6,177	9,532	21,180	29,795	38,792
Income tax expense (benefit), net	664	589	1,610	(5,843)	(5,293)
Depreciation and amortization(a)	11,403	12,275	35,317	37,150	49,555
Acquisition and related costs(b)	—	483	—	994	1,339
Shareholder litigation costs(c)	14	50	50	13,720	13,802
Restructuring and succession charges(d)	—	54	—	67	(57)
Equity compensation(e)	3,176	2,491	9,233	11,258	13,274
Debt refinancing(f)	731	4	903	351	351
Loss on extinguishment(g)	326	—	326	—	—
(Gain) loss on disposals(h)	(1)	—	81	—	292
Impairment of assets(i)	—	2,031	—	33,901	36,357
Other items(j)	108	1,896	911	5,685	7,519
Adjusted EBITDA	$26,604	$23,557	$79,567	$80,632	$108,882
(a)Includes for the three and nine months ended September 27, 2025 and September 28, 2024, respectively, depreciation and amortization of $10.0 million, $10.2 million, $30.9 million and $31.3 million in cost of sales and $1.4 million, $2.1 million, $4.4 million and $5.9 million in operating expenses presented in the consolidated condensed statements of operations and comprehensive income (loss).
The year ended December 31, 2024 includes depreciation and amortization of $41.9 million in cost of sales and $7.7 million in operating expenses.
(b)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Costs incurred were the result of contract terminations.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans.
(f)Debt refinancing in 2025 related to certain third-party fees associated with our 2025 Credit Agreement. Activity in 2024 is attributable to advisory fees and debt amendment related costs related to our 2019 Credit and Guaranty Agreement, as amended.
(g)Losses incurred due to the refinancing of long-term debt.
(h)Represents the loss on the disposal of the Advanced Rehabilitation Business.
(i)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business.
(j)Other items include charges associated with strategic initiatives, such as potential acquisitions or divestitures, as well as costs related to a transformative project aimed at redesigning the Company's systems and information processing infrastructure.
Other items during the nine months ended September 27, 2025 primarily consisted of $0.4 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
For the three and nine months ended September 28, 2024, other items primarily consisted of strategic transaction expenses of $1.6 million and $3.9 million, respectively, primarily related to the divestiture of the Advanced Rehabilitation Business. The nine months ended September 28, 2024 also included transformative project costs of $1.3 million.
During the year ended December 31, 2024, other items primarily consisted of: (i) divestiture costs of $4.7 million related to the Advanced Rehabilitation Business, including transactional fees; (ii) transformative project costs of $1.7 million; and (iii) strategic transaction costs of $0.4 million.

*See “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended September 27, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(l)
Reported GAAP measure	$94,229	$80,054	$2,923	$11,252	$4,006	$0.05
Reported GAAP margin	68.0%			8.1%
Depreciation and amortization(b)	9,995	1,398	10	11,403	11,403	0.13
Shareholder litigation costs(d)	—	14	—	14	14	—
Debt refinancing(f)	—	731	—	731	731	0.01
Loss on extinguishment(g)	—	—	—	—	326	—
Gain on disposals(h)	—	(1)	—	(1)	(1)	—
Other items(j)	—	198	46	244	108	—
Tax effect of adjusting items(k)	—	—	—	—	(3,158)	(0.04)
Non-GAAP measure	$104,224	$77,714	$2,867	$23,643	$13,429	$0.15
Non-GAAP margin	75.2%			17.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income	Adjusted EPS

Three Months Ended September 28, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss	Diluted EPS(l)
Reported GAAP measure	$93,551	$86,061	$3,843	$3,647	$(5,848)	$(0.08)
Reported GAAP margin	67.3%			2.6%
Depreciation and amortization(b)	10,206	2,065	4	12,275	12,275	0.15
Acquisition and related costs(c)	—	483	—	483	483	0.01
Shareholder litigation costs(d)	—	50	—	50	50	—
Restructuring and succession charges(e)	—	54	—	54	54	—
Debt refinancing(f)	—	4	—	4	4	—
Impairment of assets(i)	—	2,031	—	2,031	2,031	0.03
Other items(j)	—	1,752	135	1,887	1,896	0.02
Tax effect of adjusting items(k)	—	—	—	—	(6,228)	(0.08)
Non-GAAP measure	$103,757	$79,622	$3,704	$20,431	$4,717	$0.05
Non-GAAP margin	74.7%			14.7%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net income	Adjusted EPS

Nine Months Ended September 27, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(l)
Reported GAAP measure	$279,375	$235,780	$9,106	$34,489	$9,956	$0.12
Reported GAAP margin	68.1%			8.4%
Depreciation and amortization(b)	30,863	4,430	24	35,317	35,317	0.42
Shareholder litigation costs(d)	—	50	—	50	50	—
Debt refinancing(f)	—	903	—	903	903	0.01
Loss on extinguishment(g)	—	—	—	—	326	—
Loss on disposals(h)	—	81	—	81	81	—
Other items(j)	—	942	204	1,146	911	0.01
Tax effect of adjusting items(k)	—	—	—	—	(9,434)	(0.11)
Non-GAAP measure	$310,238	$229,374	$8,878	$71,986	$38,110	$0.45
Non-GAAP margin	75.6%			17.5%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

*See “Use of Non-GAAP Financial Measures” for more details.

Nine Months Ended September 28, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss	Diluted EPS(l)
Reported GAAP measure	$285,570	$297,788	$10,680	$(22,898)	$(46,446)	$(0.56)
Reported GAAP margin	68.1%			(5.5%)
Depreciation and amortization(b)	31,252	5,884	14	37,150	37,150	0.47
Acquisition and related costs(c)	—	994	—	994	994	0.01
Shareholder litigation costs(d)	—	13,720	—	13,720	13,720	0.17
Restructuring and succession charges(e)	—	67	—	67	67	—
Debt refinancing(f)	—	351	—	351	351	—
Impairment of assets(i)	—	33,901	—	33,901	33,901	0.42
Other items(j)	—	5,248	428	5,676	5,685	0.07
Tax effect of adjusting items(k)	—	—	—	—	(23,266)	(0.29)
Non-GAAP measure	$316,822	$237,623	$10,238	$68,961	$22,156	$0.29
Non-GAAP margin	75.5%			16.4%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three and nine months ended September 27, 2025 and September 28, 2024, respectively, depreciation and amortization of $10.0 million, $10.2 million, $30.9 million and $31.3 million in cost of sales and $1.4 million, $2.1 million, $4.4 million and $5.9 million in operating expenses presented in the consolidated condensed statements of operations and comprehensive income (loss).
(c)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Costs incurred were the result of contract terminations.
(f)Debt refinancing in 2025 related to certain third-party fees associated with our 2025 Credit Agreement. Activity in 2024 is attributable to advisory fees and debt amendment related costs related to our 2019 Credit and Guaranty Agreement, as amended.
(g)Losses incurred due to the refinancing of long-term debt.
(h)Represents the loss on disposal of the Advanced Rehabilitation Business.
(i)Represents a non-cash impairment charge for intangible assets solely attributable to our Advanced Rehabilitation Business in 2024 due to our decision to divest the business.
(j)Other items include charges associated with strategic initiatives, such as potential acquisitions or divestitures, as well as costs related to a transformative project aimed at redesigning the Company's systems and information processing infrastructure.
Other items during the nine months ended September 27, 2025 primarily consisted of $0.4 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
For the three and nine months ended September 28, 2024, other items primarily consisted of strategic transaction expenses of $1.6 million and $3.9 million, respectively, primarily related to the divestiture of the Advanced Rehabilitation Business. The nine months ended September 28, 2024 also included transformative project costs of $1.3 million.
(k)An estimated tax impact for adjustments to Non-GAAP Net Income was calculated by applying a rate of 25.1% for the three and nine months ended September 27, 2025 and September 28, 2024. The three and nine months ended September 28, 2024 also includes a tax impact of $0.5 million and $8.7 million, respectively, related to the impairment of assets.
(l)Adjustments are pro-rated to exclude the weighted average non-controlling interest ownership of 19.1% and 19.5%, respectively, for the three and nine months ended September 27, 2025 and September 28, 2024.

*See “Use of Non-GAAP Financial Measures” for more details.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com